UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2009

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

(858) 768-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 31, 2009, Entropic Communications, Inc. (the “Company”) entered into retention bonus agreements with two of its executive officers. Under the first of these retention bonus agreements, David Lyle, the Company’s chief financial officer, earned $25,000 as of March 31, 2009 and will earn an additional $25,000 as of March 31, 2010, provided he remains employed by the Company through such date. Under the second of these retention bonus agreements, Lance Bridges, the Company’s vice president and general counsel, earned $25,000 as of March 31, 2009 and will earn an additional $75,000 as of March 31, 2010, provided he remains employed by the Company through such date. These retention bonus payments are separate from other cash compensation that may be paid to such executive officers under the Company’s management bonus plans. These retention bonus payments are subject to vesting whereby each of these executive officers will be required to return a pro-rated portion of any payments he has received under his retention bonus agreement if he voluntarily terminates his employment prior to March 31, 2011. In the event of a corporate change of control upon which such executive officer remains employed by the Company, or if such executive officer is terminated by the Company without cause, his retention bonus payments will accelerate and the obligation to return a portion to the Company will be extinguished. In the event of termination due to death or disability, no repayment is required, but no acceleration will occur. These retention bonus agreements are intended to help ensure that the Company continues to retain the services of these executive officers and to compensate, in part, for the below-market cash compensation paid to such executive officers. The description of the retention bonus agreements between the Company and each of Messrs. Lyle and Bridges contained in this Current Report on Form 8-K is qualified in its entirety by reference to the copies of the agreements filed herewith as Exhibits 99.1 and 99.2, respectively.

On April 6, 2009, the Company amended its employment offer letter with Patrick Henry, its chief executive officer and president, effective retroactively to March 31, 2009. The amendment increases the base salary related component of Mr. Henry’s severance benefits such that the Company will be obligated to pay Mr. Henry severance equal to 12 months’ salary in the event his employment is terminated by the Company without cause or he resigns for good reason. Prior to the amendment, the base salary related component of Mr. Henry’s severance was equal to six months’ salary. The base salary related component of Mr. Henry’s severance is required to be paid in two equal installments. The first installment will be paid within 30 days after Mr. Henry’s execution of a release of claims against the Company, and the second installment will be paid six months after the date of his termination. In addition, the amendment to Mr. Henry’s employment offer letter adds a provision whereby he may be entitled to a pro rated bonus, paid in a lump sum, in the event he is terminated by the Company without cause or he resigns for good reason. Such bonus, if any, is determined according to a formula set forth in the amendment and is tied to achieving certain bonus metrics measured against the Company’s internal annual operating plan approved by the board of directors. Half of any pro-rated bonus will be tied to the Company’s revenue performance and the other half will be tied to achieving target operating profit or loss. No bonus will paid for a given metric if the achieved performance for such metric is less than 80% of the annual operating plan target for such metric measured as of the most recently completed fiscal quarter (or the first quarter if Mr. Henry’s termination occurs in the first quarter). All severance benefits will be subject to a six month delay in payment to the extent necessary to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended. The changes to Mr. Henry’s severance are intended to match more closely Mr. Henry’s severance benefits with chief executive officers at similarly situated companies. In addition, the change to include a potential pro-rated bonus payment in the event Mr. Henry is terminated by the Company without cause or he resigns for good reason is intended to compensate Mr. Henry for his lost bonus opportunity in the event, at the time of his termination, the Company is nonetheless performing relatively close to its annual operating plan with respect to revenue and/or operating profit or loss. Except as modified by the amendment, Mr. Henry’s employment offer letter remains in full force and effect. The description of the amendment to Mr. Henry’s employment offer letter contained in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the amendment filed herewith as Exhibit 99.3.

On April 6, 2009, the compensation committee of the Company’s board of directors adopted a 2009 management bonus plan (the “2009 Plan”) for its management-level employees, including the Company’s executive officers who are named in the Company’s definitive proxy statement for its 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 8, 2008 (the “2008 Named Executive Officers”), and its current executive officers who will be named in the Company’s definitive proxy statement for its 2009 Annual Meeting of Stockholders (the “2009 Named Executive Officers” and, collectively with the 2008 Named Executive Officers, the “NEOs”).

Under the 2009 Plan, the potential bonus payment any participant may receive is measured as a percentage of the participant’s base salary. The actual bonus payout for each participant is determined based on (i) the achievement by the Company of specified corporate goals for the 2009 fiscal year and (ii) the achievement by such participant of specified individual goals for the 2009 fiscal year. The compensation committee has pre-approved the corporate goals and will determine whether such goals have been met following the end of the 2009 fiscal year. The compensation committee has delegated to the Company’s chief executive officer and president the task of establishing individual goals and determining the extent to which such individual goals have been achieved for all executive officers other than himself. Individual goals for the chief executive officer and president will be established, and the extent to which such goals have been met will be determined, by the compensation committee.

The corporate goals for the 2009 management bonus plan consist of the Company’s performance as measured against two financial metrics: (i) revenues and non-GAAP operating profit (loss) for the 2009 fiscal year and (ii) achievement of six milestone goals during the 2009 fiscal year. The bonus is weighted 70% to achievement of the revenue and non-GAAP operating profit (loss) goal and 30% to achievement of the milestone goals. These weightings are applied to each individual executive officer’s target bonus percentage to determine the target bonus for such executive officer. Each executive officer is then given a performance rating, based on his or her individual performance measured against such participant’s individual goals, of 1, 2, 3 or 4 (with “1” representing exceptional performance and “4” representing a performance that partially meets expectations), and a corresponding multiplier of 1.2, 1.1, 1.0 or 0.8, respectively, is applied to the target bonus to determine the executive officer’s actual bonus payout. The target bonus percentages for the Company’s NEOs are as follows:

Name and Title	Target
Patrick Henry, Chief Executive Officer and President	55%
David Lyle, Chief Financial Officer	35%
Itzhak Gurantz, Chief Technology Officer	30%
Lance Bridges, Vice President and General Counsel	35%
Michael Economy, Vice President of Worldwide Sales	85%
Kurt Noyes, Vice President, Finance and Chief Accounting Officer	25%

Certain minimum revenue thresholds must be achieved by the Company for the 2009 fiscal year in order for each of the revenue and non-GAAP operating profit (loss) component and the milestone goal component of the bonus to be paid.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Retention Bonus Agreement dated March 31, 2009 by and between the Registrant and David Lyle.

99.2	Retention Bonus Agreement dated March 31, 2009 by and between the Registrant and Lance Bridges.

99.3	Amendment to employment offer letter effective March 31, 2009 by and between the Registrant and Patrick Henry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: April 6, 2009	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Vice President and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Retention Bonus Agreement dated March 31, 2009 by and between the Registrant and David Lyle.

99.2	Retention Bonus Agreement dated March 31, 2009 by and between the Registrant and Lance Bridges.

99.3	Amendment to employment offer letter effective March 31, 2009 by and between the Registrant and Patrick Henry.